EXHIBIT 3.1

              ARTICLES OF AMENDMENT OF THE       Provided by:  Joseph H. Hogsett
     [SEAL]   ARTICLES OF INCORPORATION            SECRETARY OF STATE OF INDIANA
              State Form 38333 (R5/9-91)                   CORPORATIONS DIVISION
              State Board of Accounts Approved 1988


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     in upper right corner of this form.

     ___________________________________________________________________________

                             ARTICLES OF AMENDMENT OF THE
                            ARTICLES OF INCORPORATION OF:
     ___________________________________________________________________________

                               PATRICK INDUSTRIES, INC.
     ___________________________________________________________________________

     The undersigned officers of Patrick Industries, Inc.
     ___________________________________________________________________________

     (hereinafter referred to as the "Corporation") existing pursuant to the provisions of:

     (Indicate appropriate act)

     /X/ Indiana Business Corporation Law   / / Indiana Professional Corporation
                                                          Act of 1983

     as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

     ___________________________________________________________________________

                               ARTICLE I  Amendment(s)
     ___________________________________________________________________________
     SECTION 1  The date of incorporation of the corporation is:

                                   January 3, 1961.
     ___________________________________________________________________________
     SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:

                               Patrick Industries, Inc.
     ___________________________________________________________________________
     SECTION 3

     The exact text of Article(s) V of the Articles of Incorporation is now as follows:

                            See Exhibit A attached hereto.
     ___________________________________________________________________________
     SECTION 4  Date of each amendment's adoption:

                                  February 10, 1994.
     ___________________________________________________________________________


                       ARTICLE II  Manner of Adoption and Vote
     ___________________________________________________________________________
     SECTION 1  Action by Directors:

          The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article(s) __________ of the Articles of Incorporation and directing a meeting of the Shareholders, to be held on ___________________, allowing such Shareholders to vote on the proposed amendment.
     The resolution was adopted by:  (Select appropriate paragraph)

          (a) Vote of the Board of Directors at a meeting held on _____________, 19__, at which a quorum of such Board was present.

          (b) Written consent executed on February 10, 1994, and signed by all members of the Board of Directors. Adopted in accordance with
               Section 23-1-38-2(4).
     ___________________________________________________________________________
     SECTION 2  Action by Shareholders.  N/A

          The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment. The amendment was adopted by: (Select appropriate paragraph)

          (a) Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

                                                               TOTAL

                         SHAREHOLDERS ENTITLED TO VOTE:    ____________

                         SHAREHOLDERS VOTED IN FAVOR:      ____________

                         SHAREHOLDERS VOTED AGAINST:       ____________

          (b) Written consent executed on ________________, 19__, and signed by all such Shareholders.
     ___________________________________________________________________________
     SECTION 3  Compliance with Legal Requirements.

          The manner of the adoption of the Articles of Amendment an the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the by-Laws of the Corporation.
     ___________________________________________________________________________



     I hereby verify subject to the penalties of perjury that the statements contained are true this 4th day of March, 1994.
     ___________________________________________________________________________


     ______________________________     Keith V. Kankel
     Current Officer's Signature        Officer's Name Printed
     ___________________________________________________________________________
     Officer's Title:  Vice President of Finance, Secretary and
                       Treasurer
     ___________________________________________________________________________

                                   Exhibit A
                                   to Articles of Amendment
                                   of the Articles of Incorporation
                                   of PATRICK INDUSTRIES, INC.


                                  ARTICLE FIVE

          Prior to March 8, 1994, the Corporation had authority to issue six million (6,000,000) shares of Common Stock, no par value, and one million (1,000,000) shares of Preferred Stock, no par value. Effective on March 8, 1994, each issued and outstanding share of the Corporation's Common Stock, no par value, and each unissued authorized share of the Corporation's Common Stock, no par value, shall be split two-for-one. The split-up of all shares shall occur automatically and without any action on the part of any holder thereof.
To effectuate such split, the Corporation shall distribute on or about March 22, 1994 one additional share of Common Stock, no par value, for each one outstanding share of Common Stock, no par value, to the shareholders of record at the close of business on March 8, 1994. The split-up shall not affect the capital accounts of the Corporation.

          Giving effect to the aforesaid stock split, the designation and number of shares that the Corporation shall have authority to issue as of March 8, 1994, is twelve million (12,000,000) shares of Common Stock, no par value, and one million (1,000,000) shares of Preferred Stock, no par value.